Exhibit 10.1

Form of Stock Option Agreement (Time Vested)
for grants under the
2000 Stock Incentive Plan (2004 Restatement), as amended

Please see attached.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT ("Agreement"), dated as of «Effective_Date» (the "Effective Date"), is entered into by and between CCC Information Services Group Inc., a Delaware corporation ("CCCG"), and «Grantee_First» «Grantee_Last» (the "Grantee") living at «Address», «City», «State_» «Zip».

WHEREAS, CCCG has adopted the CCC Information Services Group Inc. 2000 Stock Incentive Plan by action of the Board of Directors of CCCG (the "Board") and such adoption has been approved by the shareholders of CCCG; and

WHEREAS, the Compensation Committee (the "Committee") of the Board has authorized the grant to Grantee of stock options ("Options") to purchase the number of shares of common stock of CCCG specified herein, pursuant to the terms of the Plan and upon the terms and subject to the conditions hereinafter set forth, and CCCG desires by this instrument to grant said Options and to specify the terms and conditions thereof;

NOW, THEREFORE, CCCG and Grantee agree as follows:

Section 1. CCCG hereby grants to Grantee Options to purchase an aggregate of «Amount_Written» («Amount_») shares of the common stock of CCCG, $.10 par value per share (the "Shares"). Subject to all of the terms and conditions hereinafter set forth, such Options shall be irrevocable.

Section 2. The price at which such Options may be exercised to purchase the Shares covered by this Agreement shall be «Price_Written» («Price_») per Share (the "Exercise Price").

Section 3. Subject to all of the other terms and conditions hereinafter set forth, the Options shall vest and may be exercised by the Grantee after the respective dates hereinafter specified, but no later than ten (10) years after the Effective Date:

(a) On or after the first anniversary of the Effective Date, the Options may be exercised for twenty-five percent (25%) of the aggregate number of Shares specified in Section 1.

(b) On or after the second anniversary of the Effective Date, the Option may be exercised for an additional twenty-five percent (25%) of the aggregate number of Shares specified in Section 1.

(c) On or after the third anniversary of the Effective Date, the Option may be exercised for an additional twenty-five percent (25%) of the aggregate number of Shares specified in Section 1.

(d) On or after the fourth anniversary of the Effective Date, the Option may be exercised for an additional twenty-five percent (25%) of the aggregate number of Shares specified in Section 1.

Section 4. On the tenth (10th) anniversary of the Effective Date, which shall be «End_Date», all Options not previously exercised shall expire and Grantee shall have no further right or interest in any Options granted hereunder. Notwithstanding a maximum term of ten (10) years, the Options shall expire sooner than the expiration of ten (10) years from the Effective Date upon the occurrence of any of the following events:

(a) If the employment of Grantee is terminated for any reason other than as specified in paragraphs (b), (c) or (d) hereof, then the Options (to the extent vested at termination of employment) will expire thirty (30) days after the date of such termination.

(b) If the employment of Grantee terminates for reason of Retirement, the Options (to the extent vested at termination of employment) will expire thirty (30) days after the date of such termination.

(c) If the employment of Grantee terminates for reasons of Disability, the Options (to the extent vested at termination of employment) will expire twelve (12) months after the date of such termination.

(d) If Grantee dies while serving as an employee, or if Grantee dies within thirty (30) days following Retirement in accordance with paragraph (b) or within twelve (12) months following Disability in accordance with paragraph (c), the Options (to the extent vested at the time of death) will expire twelve (12) months after the date of death.

(e) If Grantee's employment with CCCG terminates for any reason, all Options which have not vested and become exercisable as of the date of such termination shall be forfeited.

Section 5. Except as otherwise prohibited by the Plan, the Committee may immediately forfeit any Options, whether vested or unvested, if Grantee competes with CCCG or one of its affiliates or subsidiaries, or engages in conduct that, in the opinion of the Committee, adversely affects the CCCG or such affiliate or subsidiary.

Section 6. The Options, or a portion thereof, shall be exercised by delivering or mailing at the time of exercise to the Corporate Secretary of CCCG:

(a) a notice in writing specifying the number of whole Shares to be purchased, and

(b) payment in full of the Exercise Price, and associated withholding tax, for the Shares so purchased by:

(i)	a money order, cashiers check, certified check or personal check payable to CCCG,

(ii)	Shares that the Grantee has owned for at least six (6) months, duly endorsed for transfer, or

(iii)	such other form of payment as shall be determined by the Committee to be acceptable.

The Options shall be exercised only with respect to whole Shares and shall not be exercised with respect to fractional shares. Any Shares delivered to CCCG as payment for Shares upon exercise of the Options shall be valued at their Fair Market Value as of the date of exercise of the Options.

Section 7. Each exercise of the Options or portion thereof shall be subject to the condition that if at any time CCCG shall determine, in its discretion, that it is necessary or desirable as a condition of, or in connection with, such exercise (or the delivery of Shares thereunder):

(a)  to satisfy withholding tax or other withholding liabilities,

(b)  to effect the listing, registration or qualification on any securities exchange or under any state or federal law of any Shares deliverable in connection with such exercise, or

(c)  to obtain the consent or approval of any regulatory body,

then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to CCCG. Any such limitation affecting the right to exercise Options shall not extend the time within which the Options may be exercised, unless the Committee in its sole discretion determines otherwise; and neither CCCG nor the directors or officers of CCCG nor the Committee shall have any obligation or liability to Grantee or to any executor, administrator, guardian or other legal representative of Grantee with respect to any Shares with respect to which the Options shall lapse or with respect to which the purchase of Shares shall not be effected, because of such limitation.

Section 8. Grantee shall be solely responsible for any federal, state or local income taxes imposed in connection with the exercise of the Options or the delivery of Shares incident thereto. Prior to the transfer of Shares to Grantee in connection with the exercise of the Options, or a portion thereof, Grantee shall remit to CCCG an amount sufficient to satisfy any federal, state or local withholding tax requirements.

Section 9. The Options shall be exercised only by Grantee or, in the case of Grantee's death or incapacity, by Grantee's executors, administrators, guardians or other legal representatives and shall be transferable only by will or the laws of descent and distribution or as otherwise permitted by the Plan. Any other attempt to assign or transfer the Options shall be null and void. Notwithstanding the foregoing, pursuant to Section 14(g) of the Plan and such rules and procedures as the Committee may adopt, Grantee may transfer the Options to Grantee's children, stepchildren, grandchildren, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets and any other entity in which these person (or the Grantee) own more than fifty percent (50%) of the voting interests. Any Options transferred in accordance with the preceding sentence shall be subject to the same terms and conditions that applied to such Options immediately prior to such transfer.

Section 10. Upon receipt of the notice of exercise and payment of the Exercise Price, CCCG shall, subject to the provisions of Sections 7 and 8 of this Agreement, promptly issue to Grantee a certificate or certificates for the Shares purchased (which may, if appropriate, be endorsed with appropriate restrictive legends), without charge to him for issue or transfer tax. Until the issuance of such certificates, no right to direct the vote or receive dividends or other distributions nor any other rights as a stockholder of CCCG shall exist with respect to such Shares, notwithstanding the exercise of the Options. Except as otherwise provided by the Plan, no adjustment shall be made for distribution or other rights for which the record date is prior to the date a common stock certificate is issued.

Section 11. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of Shares, merger, sale of assets or similar corporate event, the Committee shall equitably adjust the number of Shares which are subject to Grantee's Options, the Fair Market Value of such Shares and the exercise price of such Options.

Section 12. CCCG may require, as a condition to exercising the Options granted hereunder, that Grantee deliver to CCCG a written representation of his present intention to acquire the Shares under the Plan for his own account for investment and not for distribution.

Section 13. Nothing contained in this Agreement shall be deemed by implication or otherwise to confer upon the Grantee any right of continued employment by CCCG or any subsidiary or affiliate of CCCG.

Section 14. Any notice to be given hereunder by Grantee shall be hand delivered or sent by mail, return receipt requested, addressed to CCCG, 444 Merchandise Mart, Chicago, Illinois 60654-1005, to the attention of the Corporate Secretary. Any notice by CCCG to Grantee shall be sent by mail addressed to Grantee at the address of Grantee shown on page 1 hereof. Either party may, by notice given to the other in accordance with this Section 14, change the address to which subsequent notices shall be sent.

Section 15. It is expressly understood and agreed that Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the Shares after the exercise in whole or in part of the Options.

Section 16. The Options are not, are not intended to be, and shall not be treated as, "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986.

Section 17. This Agreement is entered into pursuant to the Plan and the provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern. Unless otherwise defined herein, all capitalized terms contained herein shall have the same meaning as set forth in the Plan.

Section 18. This Agreement shall be governed by, and shall be construed, enforced and administered in accordance with, the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law.

Section 19. Subject to restriction set forth in the Plan, CCCG may from time to time modify or amend this Agreement. No such modification or amendment may, without the consent of Grantee, adversely affect the rights of Grantee with respect to the Options granted pursuant to this Agreement.

Section 20. This Agreement shall remain in full force and effect and shall be binding against the parties hereto for so long as the Option remains outstanding and any Shares issued to Grantee under this Agreement continue to be held by Grantee.

IN WITNESS WHEREOF, CCCG has caused this Agreement to be executed in its corporate name, and Grantee has executed the same in evidence of Grantee's acceptance hereof, upon the terms and conditions herein set forth, as of the day and year first above written.

CCC Information Services Group Inc.

By: ______________________________
Corporate Secretary

Grantee

__________________________________
«Grantee_First» «Grantee_Last»